                                                                     EXHIBIT 3.4

                          CERTIFICATE OF AMENDMENT OF
                    RESTATED CERTIFICATE OF INCORPORATION OF
                           STILLWATER MINING COMPANY


     Stillwater Mining Company (the "Corporation") was incorporated under that name by the filing of its original Certificate of Incorporation with the Secretary of State of the state of Delaware on December 2, 1992. The undersigned, being the Chief Executive Officer of Stillwater Mining Company, a Delaware corporation, hereby certifies that this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware at a meeting of the stockholders of the Corporation duly noticed and called for such purpose by the affirmative vote of a majority of the outstanding shares of common stock of the Corporation entitled to vote at the meeting and that the Restated Certificate of Incorporation is hereby amended by the amendment of Article 5, Section 5.1 of the Corporation's Restated Certificate of Incorporation to read as follows:

           5.1. Except as otherwise provided for or fixed pursuant to the provisions of Article 4 of this Certificate relating to the rights of holders of any series of Preferred Stock, the number of directors constituting the entire Board of Directors shall be set forth in accordance with the bylaws of the Corporation; provided, however, that the number of directors shall be no less than seven and no more than ten.

     IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of May, 1999.



                                 By: /s/ WILLIAM E. NETTLES
                                     -------------------------------------------
                                     William E. Nettles, Chief Executive Officer


                                 ATTEST:


                                     /s/ MICHAEL A. SHEA
                                     -------------------------------------------
                                     Michael A. Shea, Secretary